Exhibit 99.1

Covetrus Announces Financial Results for First Quarter of 2021

•First quarter GAAP net sales of $1.10 billion, an increase of 3% year-over-year; non-GAAP organic net sales increased 4% year-over-year

•First quarter GAAP net loss of $16 million versus a net loss of $33 million in the prior year period; first quarter non-GAAP adjusted net income of $29 million, an increase of 45% year-over-year

•First quarter non-GAAP adjusted EBITDA of $57 million, an increase of 19% year-over-year; non-GAAP adjusted EBITDA margins increased 70 bp year-over-year to 5.2%

•Full-year 2021 non-GAAP adjusted EBITDA guidance increased by $5 million to a new range of $245 million to $255 million

PORTLAND, Maine. May 6, 2021 — Covetrus, Inc. (Nasdaq: CVET), a global leader in animal-health technology and services, today announced financial results for the first quarter of 2021, which ended March 31, 2021.

“The team delivered a strong start to 2021 and added strength to our foundation with healthy and profitable growth across each of the Company’s segments,” said Ben Wolin, Covetrus president and CEO. “We are driving momentum within the key areas of the business and investing in our team and new capabilities to further accelerate our strategic growth agenda. Covetrus is well positioned to uniquely service the animal health industry and our commitment to driving better care and outcomes for our veterinary practice customers and their clients will continue to benefit all of our stakeholders.”

Summary Operating Results (Unaudited)

	Three Months Ended March 31,
(In millions, except per share data)	2021	2020
Net sales	$1,102	$1,065
Income (loss) before taxes	$(12)	$(35)
Net income (loss) attributable to Covetrus	$(16)	$(33)
Diluted earnings (loss) per share (EPS)	$(0.11)	$(0.30)

Non-GAAP Measures: (a)
Organic year-over-year net sales growth	4%
Adjusted EBITDA	$57	$48
Adjusted net income attributable to Covetrus	$29	$20
(a) Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for non-GAAP financial items to the most directly comparable GAAP financial items are provided under Reconciliation of Non-GAAP Financial Measures at the end of this release.

Exhibit 99.1

First Quarter 2021 Results

Net sales for the first quarter of 2021 were $1.10 billion, an increase of 3% compared to the first quarter of 2020. Non-GAAP organic net sales, which adjusts for changes in foreign exchange and the impact from mergers, acquisitions and divestiture activity, increased 4% year-over-year, reflecting a healthy companion animal end-market, strong sales execution and strength in prescription management. These positive trends were partially offset by a difficult comparison from the prior year as a result of inventory stocking by some of the Company's customers in many of its international markets during the onset of COVID-19 as well as the previously disclosed headwinds in the Company's U.K. and German businesses.
Net loss attributable to Covetrus in the first quarter of 2021 was $16 million, or a loss of $0.11 per diluted share, which compared to a net loss attributable to Covetrus in the first quarter of 2020 of $33 million, or a loss of $0.30 per diluted share. The primary driver of the year-over-year improvement was an increase in gross profit from higher net sales, lower selling, general and administrative expenses and a decrease in interest expense as a result of the reduction in total debt outstanding as compared to the prior year.

Non-GAAP adjusted EBITDA was $57 million for the first quarter of 2021 versus $48 million in the prior year period. The 19% year-over-year increase reflected increased contribution from all of the Company's segments, particularly North America, which offset increased costs related to various corporate functions and the lost contribution from scil animal care, which was divested on April 1, 2020. Non-GAAP adjusted EBITDA margin was 5.2% for the first quarter of 2021, an increase of 70 basis points year-over-year.

Non-GAAP adjusted net income attributable to Covetrus was $29 million for the first quarter of 2021, compared to $20 million in the prior year period, driven by the same factors impacting non-GAAP adjusted EBITDA as well as a decrease in interest expense as a result of the reduction in total debt outstanding as compared to the prior year.

First Quarter 2021 Segment Financial Highlights

The Company’s operations are organized and reported by geography -- North America, Europe, and APAC & Emerging Markets.

North America

North America segment net sales for the first quarter ended March 31, 2021 of $635 million increased 15% compared to the same period of the prior year. Non-GAAP organic net sales increased 16% year-over-year. During the first quarter of 2021, supply chain non-GAAP organic net sales increased 13% year-over-year, driven by healthy companion animal end-market demand, distribution market share improvement and strong performance at SmartPak. Prescription management net sales increased 33% year-over-year as the business continues to see strong practice engagement and pet owner demand.

North America segment adjusted EBITDA for the first quarter ended March 31, 2021 of $52 million increased 27% compared to the same period of the prior year, reflecting positive operating leverage resulting from healthy net sales growth in the Company's supply chain business in North America during the first quarter as compared to prior year as well as increased contribution from prescription management as the Company continues to make progress in driving scale in this business. North America segment adjusted EBITDA margin was 8.2% for the first quarter of 2021, an increase of 70 basis points year-over-year.

Exhibit 99.1

Europe

Europe segment net sales for the first quarter ended March 31, 2021 of $361 million decreased 14% compared to the same period of the prior year. Non-GAAP organic net sales decreased 12% compared to the same period of the prior year, reflecting the previously disclosed headwinds in the U.K. and in Germany and the difficult comparisons from the prior year period from COVID-19 inventory stocking, which more than offset strength in the Company's businesses operating in the Netherlands, Ireland and Belgium as well as strong performance in the Company's proprietary brands, Kruuse and Vi.

Europe segment adjusted EBITDA for the first quarter ended March 31, 2021 of $21 million increased 17% compared to the same period of the prior year, reflecting increased contribution from the Company's proprietary brands and cost containment actions, which more than offset the sales headwinds in the U.K. and in Germany and the lost earnings contribution from scil animal care. Europe segment adjusted EBITDA margin was 5.8% for the first quarter of 2021, an increase of 150 basis points year-over-year.

APAC & Emerging Markets

APAC & Emerging Markets segment net sales for the first quarter ended March 31, 2021 of $112 million increased by 18% compared to the same period of the prior year. Non-GAAP organic net sales increased 7% compared to the same period of the prior year, reflecting healthy companion animal end-market demand and strong sales execution, particularly in Brazil and Australia.

APAC & Emerging Markets segment adjusted EBITDA for the first quarter ended March 31, 2021 of $10 million increased 43% compared to the same period of the prior year, driven by gross margin improvement and the positive operating leverage from better-than-expected net sales, which more than offset the headwind from the COVID-19 inventory stocking benefit that occurred in the prior year period. APAC & Emerging Markets segment adjusted EBITDA margin was 8.9% for the first quarter of 2021, an increase of 150 basis points year-over-year.

Financial Position and Liquidity

Covetrus used $59 million of net cash from operating activities during the three months ended March 31, 2021 as compared to $76 million during the prior year period. Free cash flow, a non-GAAP financial measure that is defined as cash flow from operating activities less purchases of property and equipment, was negative $72 million during the three months ended March 31, 2021 as compared to negative $87 million in the prior year period. The year-over-year improvement in free cash flow reflects the growth in operating earnings and lower cash interest expense, partially offset by an increase capital expenditures tied to several growth projects currently underway.

As of March 31, 2021, the Company had $211 million in cash and cash equivalents, $1,080 million in term loan debt, and no borrowings outstanding on its $300 million revolving credit facility. The Company ended the quarter with $509 million in available liquidity and was in compliance with the covenants in its credit agreement as of March 31, 2021.

2021 Financial Guidance

Covetrus’ full-year year 2021 financial guidance range is as follows:

Exhibit 99.1

•Adjusted EBITDA, a non-GAAP financial metric, of $245 million to $255 million, an increase of $5 million from the Company's prior guidance released on March 1, 2021.

The Company has not reconciled its non-GAAP adjusted EBITDA guidance to GAAP net income because the reconciling items between such GAAP and non-GAAP financial measures, including share-based compensation expense, separation program costs, foreign exchange and other special items tied to the formation of Covetrus, cannot be reasonably predicted due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact, and the periods in which the non-GAAP adjustments may be recognized and therefore is not available without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the section titled Reconciliation of Non-GAAP Financial Measures for the reconciliations of GAAP financial measures to non-GAAP financial measures.

Conference Call

The Company will host a conference call to discuss these results and recent business trends at 4:30 p.m. ET on May 6, 2021. Participating in the conference call will be:

•Benjamin Wolin, president and chief executive officer
•Matthew Foulston, executive vice president and chief financial officer

To access the live webcast and the accompanying slide presentation, individuals can visit the Investor Relations page of the Covetrus website: https://ir.covetrus.com/investors/events-and-presentations. An archived edition of the earnings conference call will also be posted on the Covetrus website later that day and will remain available to interested parties via the same link for one year.

The conference call can also be accessed by dialing 866-789-2492 for U.S./Canada participants, or 409-937-8901 for international participants, and referencing confirmation code 5283607. A replay of the conference call will be available for two weeks through May 20, 2021 by dialing 855-859-2056 or 404-537-3406. The replay confirmation code is 5283607.

Upcoming Investor Events

Covetrus management will be attending the following investor conference during June:

•Stifel Virtual Jaws and Paws Conference on Wednesday, June 2, 2021

Audio webcasts will be available live and archived on the Company’s Investor Relations website at https://ir.covetrus.com/investors/events-and-presentations. A complete listing of upcoming events for the investment community is available on the Company’s Investor Relations website.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,500 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Exhibit 99.1

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as "predicts," "believes," "potential," "continue,"
"anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will,"
"should," or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, and actual results could differ materially from those anticipated due to a number of factors including, but not limited to, the effect of health epidemics, including the COVID-19 pandemic, on our business and the success of any measures we have taken or may take in the future in response thereto, including our ability to continue operations at our distribution centers and pharmacies; the ability to successfully integrate operations and employees; the ability to continue to execute on our strategic plan; the ability to retain key personnel; the ability to achieve performance targets, including managing our growth effectively; the ability to manage relationships with our supplier and distributor network, including negotiating acceptable pricing and other terms with these partners; the ability to attract and retain customers in a price sensitive environment; the ability to maintain quality standards in our technology product offerings as well as associated customer service interactions to minimize loss of existing Customers and attract new Customers; changes in financial markets, interest rates, and foreign currency exchange rates; changes in the legislative landscape in which we operate, including potential corporate tax reform, and our ability to adapt to those changes as well as adaptation by the third-parties we are dependent upon for supply and distribution; the impact of litigation; the impact of accounting pronouncements, seasonality of our business, leases, expenses, interest expense, and debt; sufficiency of cash and access to liquidity; cybersecurity risks, including risk associated with our dependence on third party service providers as a large portion of our workforce is working from home; and those additional risks discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed on March 1, 2021, our Quarterly Report on Form 10-Q to be filed on May 6, 2021 and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$211	$290
Accounts receivable, net of allowance of $5 and $5	518	507
Inventories, net	555	530
Other receivables	87	67
Prepaid expenses and other	51	37
Total current assets	1,422	1,431
Non-current assets:
Property and equipment, net of accumulated depreciation of $112 and $106	118	116
Operating lease right-of-use assets, net	111	117
Goodwill	1,187	1,187
Other intangibles, net of accumulated amortization of $497 and $470	516	555
Investments and other	86	90
Total assets	$3,440	$3,496
LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$416	$405
Current maturities of long-term debt and other borrowings	17	1
Accrued payroll and related liabilities	57	67
Accrued taxes	29	37
Other current liabilities	163	181
Total current liabilities	682	691
Non-current liabilities:
Long-term debt and other borrowings, net	1,054	1,068
Deferred income taxes	23	28
Other liabilities	125	136
Total liabilities	1,884	1,923
Commitments and contingencies
Mezzanine equity:
Redeemable non-controlling interests	36	36
Shareholders' equity:
Common stock, $0.01 par value per share, 675,000,000 shares authorized; 136,342,036 shares issued and outstanding as of March 31, 2021;136,017,964 shares issued and outstanding as of December 31, 2020	1	1
Accumulated other comprehensive loss	(75)	(66)
Additional paid-in capital	2,637	2,629
Accumulated deficit	(1,043)	(1,027)
Total shareholders’ equity	1,520	1,537
Total liabilities, mezzanine equity, and shareholders’ equity	$3,440	$3,496

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Net sales	$1,102	$1,065
Cost of sales	892	863
Gross profit	210	202
Operating expenses:
Selling, general and administrative	213	222
Operating income (loss)	(3)	(20)
Other income (expense):
Interest income	—	—
Interest expense	(9)	(14)
Other, net	—	(1)
Income (loss) before taxes and equity in earnings of affiliates	(12)	(35)
Income tax benefit (expense)	(4)	2
Equity in net earnings of affiliates	—	—
Net income (loss)	$(16)	$(33)
Net (income) loss attributable to redeemable non-controlling interests	—	—
Net income (loss) attributable to Covetrus	$(16)	$(33)

Earnings (loss) per share attributable to Covetrus:
Basic	$(0.11)	$(0.30)
Diluted	$(0.11)	$(0.30)
Weighted-average common shares outstanding:
Basic	136	112
Diluted	136	112

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(16)	$(33)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	43	40
Amortization of right-of-use assets	3	6
Gain on sale of property and equipment	—	(1)
Share-based compensation expense	11	9
Benefit for deferred income taxes	(3)	(5)
Amortization of debt issuance costs	1	1
Other	3	1
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(18)	(112)
Inventories, net	(33)	44
Other assets and liabilities	(51)	5
Accounts payable and accrued expenses	1	(31)
Net cash provided by (used for) operating activities	(59)	(76)
Cash flows from investing activities:
Purchases of property and equipment	(13)	(11)
Proceeds from sale of property and equipment	—	4
Net cash provided by (used for) investing activities	(13)	(7)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	190
Principal payments of debt	—	(17)
Debt issuance and amendment costs	—	(5)
Issuance of common shares in connection with share-based compensation plans, net of shares withheld for taxes	(2)	—
Acquisition payment	—	(9)
Acquisitions of non-controlling interests in subsidiaries	(1)	—
Net cash provided by (used for) financing activities	(3)	159
Effect of exchange rate changes on cash and cash equivalents	(4)	(1)
Net change in cash and cash equivalents	(79)	75
Cash and cash equivalents, beginning of period	290	130
Cash and cash equivalents, end of period	$211	$205

Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$3	$46

Exhibit 99.1

Segment Adjusted EBITDA

The Company provides adjusted EBITDA by segment as a supplemental measure to GAAP. Adjusted EBITDA by segment is among the primary metrics by which management evaluates the performance of the business. Adjusted EBITDA by segment has certain limitations in that it does not take into account the impact of certain expenses to our consolidated statements of operations, including the impact of share-based compensation, strategic consulting, transaction costs, formation of Covetrus expenses, separation programs and executive severance, carve-out operating expenses, certain IT infrastructure expenses necessary to establish ourselves as a newly public company, goodwill impairment charges, capital structure-related fees, equity method investment and non-consolidated affiliates, operating lease right-of-use asset impairments, the proportionate share of the adjustments to EBITDA of consolidated and non-consolidated affiliates where Covetrus ownership is less than 100%, managed exits from businesses we are exiting or closing, and other items, net. The Company does not allocate to its segments expenses managed at the corporate level, such as corporate wages and related benefits, corporate occupancy costs, professional services utilized at the corporate level, and non-recurring expenses. Other companies may not define or calculate adjusted EBITDA by segment in the same way; as a result, adjusted EBITDA by segment may not be comparable to similarly titled measures reported by other companies.

The following tables summarize adjusted EBITDA by segment:

	Three Months Ended
(In millions)	March 31, 2021	% of Respective Net Sales	March 31, 2020	% of Respective Net Sales	$ Change	% Change
North America	$52	8.2%	$41	7.5%	$11	27%
Europe	21	5.8	18	4.3	3	17
APAC & Emerging Markets	10	8.9	7	7.4	3	43
Corporate	(26)	NA	(18)	NA	(8)	NA
Total Adjusted EBITDA	$57	5.2%	$48	4.5%	$9	19%
Numbers in table may not foot or cross-foot due to rounding.

Reconciliation of Non-GAAP Financial Measures

In addition to the financial information presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company is providing certain non-GAAP financial measures (discussed below). Management uses these measures in the management of our business and believes that they are useful to investors in evaluating our ongoing operating results and trends.

The following tables reconcile non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Covetrus management believes that these non-GAAP financial measures provide useful additional information to investors and management regarding Covetrus’ results of operations as they provide another measure of Covetrus’ profitability and ability to service its debt, and are considered important to financial analysts covering Covetrus’ industry.

These non-GAAP financial measures have limitations as an analytic tool and should not be considered in isolation or as a substitute for net income or any other measure of financial performance reported in accordance with GAAP. Covetrus’ non-GAAP measures may be calculated differently than similarly named measures reported by other companies. In addition, using non-GAAP measures may have limited value as they exclude certain items that may have a material impact on reported financial results and cash

Exhibit 99.1

flows. When analyzing Covetrus’ performance, it is important to evaluate each adjustment in the reconciliation tables and use adjusted measures in addition to, and not as an alternative to, GAAP measures.

Non-GAAP Organic Net Sales Growth and Segment Net Sales (Unaudited)

Covetrus delivers products, software and technology-enabled services across the globe through three reportable segments: North America, Europe, and APAC & Emerging Markets.

Organic net sales growth is a non-GAAP measure that Covetrus uses to evaluate period-over-period financial performance. The Company believes this non-GAAP financial metric provides useful information to investors and management about the Company's operating results, enhances the overall understanding of past financial performance and future prospects and is a useful measure for period-to-period comparisons. Organic net sales growth excludes the impact of foreign exchange fluctuations, M&A and divestitures, which can impact year-over-year comparisons.

The following tables summarize non-GAAP net sales and non-GAAP organic net sales growth for Covetrus and each reportable segment:

Non-GAAP Organic Net Sales (Unaudited)

	Three Months Ended March 31,
	2021	2020
(In millions)	Covetrus	Covetrus	Y/Y Growth	% Change from FX	% Change from Mergers and Acquisitions	% Change from Divestitures	Non-GAAP Organic Net Sales Growth
Net sales:	$1,102	$1,065	3%	3%	—%	(4)%	4%
North America	635	550	15%	—%	—%	(1)%	16%
Europe	361	422	(14)%	6%	—%	(9)%	(12)%
APAC & Emerging Markets	112	95	18%	11%	—%	—%	7%
Eliminations	(6)	(2)	200%	—%	—%	—%	200%

Exhibit 99.1

Non-GAAP EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss)

EBITDA, adjusted EBITDA, and adjusted net income are non-GAAP financial measures used to: (i) aid management and investors with year-over-year comparability, (ii) determine management performance under the Company’s compensation plans, (iii) plan and forecast, (iv) communicate the Company’s financial performance to its board of directors, shareholders, and investment analysts, and (v) understand the Company’s operating performance without regard to items we do not consider a component of the Company’s core ongoing operating performance. Such measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Non-GAAP adjusted EBITDA adjustments include share-based compensation, strategic consulting, transaction costs, formation of Covetrus expenses, separation programs and executive severance, IT infrastructure, goodwill impairment charges, capital structure-related fees, operating lease right-of-use asset impairments, managed exits from businesses we are exiting or closing, and other items, net. Non-GAAP adjusted net income adjustments include share-based compensation, strategic consulting, transaction costs, formation of Covetrus expenses, separation programs and executive severance, IT infrastructure, goodwill impairment charges, capital structure-related fees, operating lease right-of-use asset impairments, managed exits from businesses we are exiting or closing, other items, net, amortization of intangible assets, and the tax effect of pretax items excluded from adjusted net income attributable to Covetrus is computed using a statutory tax rate after taking into account the impact of permanent differences and valuation allowances.

A reconciliation of EBITDA, adjusted EBITDA and adjusted net income to net income (loss) attributable to Covetrus, the most directly comparable GAAP financial measure, is as follows:

Non-GAAP Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
	Three Months Ended
(In Millions)	March 31, 2021	March 31, 2020
Net income (loss) attributable to Covetrus	$(16)	$(33)
Plus: Depreciation and amortization	43	40
Plus: Interest expense, net	9	14
Plus: Income tax (benefit) expense	4	(2)
EBITDA	40	19
Plus: Share-based compensation	11	9
Plus: Strategic consulting	2	4
Plus: Transaction costs (a)	1	7
Plus: Separation programs and executive severance	—	1
Plus: IT infrastructure (b)	—	1
Plus: Formation of Covetrus (c)	2	6
Plus: Capital structure	—	1
Plus: Equity method investments and non-consolidated affiliates (d)	1	—
Adjusted EBITDA	57	48
Depreciation and amortization	(43)	(40)
Amortization of acquired intangibles	35	34
Interest expense, net	(9)	(14)
Adjusted income before taxes	40	28
Adjusted income tax expense (e)	(11)	(8)
Adjusted net income attributable to Covetrus	$29	$20

(a) Includes legal, accounting, tax, and other professional fees incurred in connection with acquisitions and divestitures.
(b) Includes certain IT infrastructure expenses necessary to establish ourselves as a newly public company.
(c) Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company.
(d) Includes the proportionate share of the adjustments to EBITDA of consolidated and non-consolidated affiliates where Covetrus ownership is less than 100%.
(e) The tax effect of pretax items excluded from adjusted net income attributable to Covetrus is computed using a statutory tax rate after taking into account the impact of permanent differences and valuation allowances.

Exhibit 99.1

Non-GAAP Free Cash Flow (Unaudited)

Free cash flow is a non-GAAP financial measure and should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Free cash flow is the cash the Company generates through its operations, less the cost of expenditures on property and equipment. The Company believes that it is an important measurement since it shows how efficient a company is at generating cash.

Free Cash Flow (Unaudited)
	Three Months Ended March 31,
(In millions)	2021	2020
Net cash provided by (used for) operating activities	$(59)	$(76)
Less: Purchases of property and equipment	(13)	(11)
Free cash flow	$(72)	$(87)

Contacts
Nicholas Jansen | Strategy and Corporate Development
207-550-8106 | nicholas.jansen@covetrus.com

Kiní Schoop | Public Relations
207-550-8018 | kini.schoop@covetrus.com